As filed with the Securities and Exchange Commission on December 5, 2014

Registration No. 333-200447

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Adamis Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

Delaware	82-0429727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11682 El Camino Real, Suite 300
San Diego, CA 92130

(858) 997-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dennis J. Carlo, Ph.D.
Chief Executive Officer
11682 El Camino Real, Suite 300
San Diego, CA 92130

(858) 997-2400

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

C. Kevin Kelso, Esq.

Weintraub Tobin Chediak Coleman Grodin, Law Corporation

400 Capitol Mall, Suite 1100

Sacramento, CA 95814

(916) 558-6000

(916) 446-1611 - Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment No. 1”) to Registration Statement on Form S-3, initially filed on November 21, 2014 (the “Registration Statement”), is being filed to amend and refile Exhibit 5.1 to the Registration Statement. Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement, the exhibit index and Exhibit 5.1. This Amendment No. 1 does not modify any provision of the prospectus contained in Part I. Accordingly, this Amendment No. 1 does not include a copy of the prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the Registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$816
Legal fees and expenses	$10,000
Printing expenses	$4,000
Accounting fees and expenses	$10,000
Miscellaneous fees and expenses	$1,184

TOTAL:	$26,000

Item 15. Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Bylaws provide that the Company will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each of its directors and officers, and may indemnify its employees and agents as set forth in the DGCL.

The DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●          any breach of the director’s duty of loyalty to the corporation or its stockholders;

●          acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●          payments of unlawful dividends or unlawful stock repurchases or redemptions; or

●          any transaction from which the director derived an improper personal benefit.

The Company’s restated certificate of incorporation and Bylaws provide that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

We have also obtained liability insurance for our directors and officers that insures our directors and officers, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers. We may apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his or her actions, whether or not the DGCL would permit indemnification.

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Securities and Exchange Commission Position Regarding Indemnification Liabilities Arising Under the Securities Act

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

a)                   Exhibits.

Exhibit Number	Description of Document
3.1	Restated Certificate of Incorporation of Adamis Pharmaceuticals Corporation. (Incorporated by reference to exhibits filed with the Company’s registration statement on Form S-8, file no. 333-194635, filed on March 17, 2014.)
3.2	Bylaws of Adamis Pharmaceuticals Corporation (Incorporated by reference to exhibits filed with the Company’s registration statement on Form S-4/A, file no. 333-155322, filed on January 12, 2009.)
4.1	Form of Warrant to Purchase Common Stock dated June 26, 2013(Incorporated by reference to exhibits filed with the Company’s Quarterly Report on Form 10-Q filed on November 14, 2014.)
4.2*	Form of Amendment to Warrant to Purchase Common Stock
5.1	Opinion of Weintraub Tobin Chediak Coleman Grodin, Law Corporation
10.1	Common Stock Purchase Agreement dated as of November 10, 2010. (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed on November 12, 2010.)
10.2	First Amendment to Common Stock Purchase Agreement dated as of June 30, 2011, by and between the Company and Eses Holdings (FZE) (Incorporated by reference to exhibits filed with the Company’s Annual Report on Form 10-K filed on July 7, 2011.)
10.3	Second Amendment to Common Stock Purchase Agreement dated as of November 10, 2011, by and between the Company and Eses Holdings (FZE) (Incorporated by reference to exhibits filed with the Company’s Quarterly Report on Form 10-Q filed on November 21, 2011.)
10.4	Third Amendment to Common Stock Purchase Agreement dated as of January 31, 2012, by and between the Company and Eses Holdings (FZE) (Incorporated by reference to exhibits filed with the Company’s Quarterly Report on Form 10-Q filed on February 14, 2012.)
10.5	Registration Rights Agreement dated as of November 10, 2010. (Incorporated by reference to exhibits filed with the Company’s Current Report on Form 8-K filed on November 12, 2010.)
23.1	Consent of Weintraub Tobin Chediak Coleman Grodin, Law Corporation (included in Exhibit 5.1)
23.2*	Consent of Mayer Hoffman McCann P.C., Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on signature pages to the registration statement).

* Previously filed with the Registration Statement on Form S-3 (file No. 333-200447) filed with the SEC on November 21, 2014.

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Item 17. Undertakings.

(a)     The undersigned Registrant hereby undertakes:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	if the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

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(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on the 5th day of December, 2014.

ADAMIS PHARMACEUTICALS CORPORATION

By:	/s/ DENNIS J. CARLO
Dennis J. Carlo, Ph.D.
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Dennis J. Carlo, Ph.D., and Robert O. Hopkins, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.  Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Name	Title	Date
Principal Executive Officer:

/s/ DENNIS J. CARLO	Chief Executive Officer and Director	December 5, 2014
Dennis J. Carlo

Principal Financial Officer and Principal Accounting Officer:

/s/ ROBERT O. HOPKINS	Vice President, Finance, Chief Financial Officer and Secretary	December 5, 2014
Robert O. Hopkins

Directors:

/s/ DAVID J. MARGUGLIO*	Director	December 5, 2014
David J. Marguglio

/s/ WILLIAM C. DENBY, III*	Director	December 5, 2014
William C. Denby, III

/s/ ROBERT B. ROTHERMEL*	Director	December 5, 2014
Robert B. Rothermel

/s/ RICHARD C. WILLIAMS*	Director	December 5, 2014
Richard C. Williams

*	By:	/s/ Robert O. Hopkins	December 5, 2014
Robert O. Hopkins
Attorney-in-fact